AMENDMENT TO VOLUNTARY RETIREMENT AGREEMENT

This AMENDMENT TO VOLUNTARY RETIREMENT AGREEMENT (“Amendment”) amends the terms of the VOLUNTARY RETIREMENT AGREEMENT (the “Agreement”) executed on September 24, 2008, by and between FIVE STAR BANK (“FSB”) and JAMES T. RUDGERS (“Executive”).

WHEREAS, Executive is currently employed by FSB as Chief of Community Banking;

WHEREAS, Executive and FSB executed the Agreement on September 24, 2008, to establish and clarify their respective rights and obligations arising from the retirement of Executive;

WHEREAS, pursuant to the Agreement, Executive is obligated to retire on June 30, 2009;

WHEREAS, Executive and FSB wish to continue Executive’s employment in a part-time capacity after June 30, 2009;

WHEREAS, Exhibit B to the Agreement sets forth a Consulting Agreement (“Consulting Agreement”), which obligated Executive to provide certain services in the capacity of an independent contractor to Financial Institutions Inc. (“FII”) from the period of July 1, 2009 through June 30, 2011;

NOW, THEREFORE, in consideration of the mutual promises, benefits and covenants herein contained, Executive and FSB hereby agree to amend the Agreement as follows:

1. Paragraph 1 of the Agreement shall be amended to replace such paragraph in its entirety with the following:

Effective June 30, 2009, Executive shall continue employment with FSB as a part-time employee, and such part-time employment shall continue through September 30, 2009. Until September 30, 2009, and as condition for receiving benefits under this Agreement, Executive agrees to provide continuous services to FSB on such special projects that are specified by FSB’s Chairman and Vice-Chairman. The parties agree that the services provided by Executive during this period are not expected to entail more than one day of work per week. Executive’s salary for these continued services shall be a monthly amount agreed to by Executive and FSB. Executive’s participation in all FSB fringe benefits shall cease effective September 30, 2009. On September 30, 2009, Executive shall retire as an employee of FSB.

2. Paragraph 4 of the Agreement is amended by replacing each reference to “June 30, 2009” with “September 30, 2009”.

3. Paragraph 13 of the Agreement is amended by replacing the reference to “June 30, 2009” with “September 30, 2009”.

4. Paragraph 2 of the Consulting Agreement, attached as Exhibit B to the Agreement, is amended by replacing the reference to “July 1, 2009” with “October 1, 2009”.

5. If any provision of this Amendment is held to be illegal, void or unenforceable, such provisions shall have no effect upon, and shall not impair the legality or enforceability of, any other provision of this Amendment or the Agreement.

6. This Amendment is binding upon, and shall inure to the benefit of, the parties and their respective heirs, executors, representatives, successors and assigns.

7. Nothing herein is intended to alter Executive’s status as an at-will employee.

8. This Amendment shall become effective immediately upon its execution.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment.

/s/ James T. Rudgers	/s/ Peter G. Humphrey Pres & CEO

JAMES T. RUDGERS	FIVE STAR BANK
Date: 6/30/09	Date:6/30/2009